Exhibit 10.27
CDK GLOBAL, INC. 2014 OMNIBUS AWARD PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT
CDK GLOBAL, INC. (the “Company”), pursuant to the 2014 Omnibus Award Plan (the “Plan”), hereby irrevocably grants to [NAME] (the “Participant”), on [DATE] (the “Grant Date”), a Performance Stock Unit Award (the “Award”) of forfeitable performance stock units of the Company (“PSUs”), each PSU representing the right to receive one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), or the cash value thereof, in each case, subject to: (i) the restrictions, terms and conditions herein; and (ii) if applicable, any special terms and conditions applicable to the Participant, as set forth in the appendices attached hereto (the “Appendices”).
WHEREAS, the Participant has been selected as a participant in the three-year PSU program of the Company covering the Company’s [YEAR], [YEAR] and [YEAR] fiscal years; and
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Performance Stock Unit Award Agreement (including the Appendices, this “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:
1.Terms and Conditions.
(a)Award. Subject to the other terms and conditions contained in this Agreement and as otherwise provided in the Plan, the actual number of PSUs that are earned, if any, pursuant to the terms and conditions of the Award (the “Total Award”) will be determined by the Company and shall be computed in accordance with Section 3 below, as a percentage of the sum of (i) [NUMBER OF TARGET UNITS GRANTED] PSUs (the “Target Award”) plus (ii) any Dividend Equivalent PSUs (as defined below). The Total Award shall be a whole number of PSUs only.
(b)Performance Period. Subject to the other terms and conditions contained in this Agreement, the performance period for the Award commenced on [DATE], and shall terminate on [DATE] (the “Performance Period”).
(c)Dividend Equivalents. Until shares of Common Stock are delivered to the Participant in respect of the settlement of the Award, at no time shall the Participant be deemed for any purpose to be the owner of shares of Common Stock in connection with the Award and the Participant shall have no right to dividends in respect of the Award; provided, however, that each time the Company pays a dividend with respect to a share of Common Stock during the period from the Grant Date to the Payout Date (as defined below), the Participant shall be credited with an additional number of PSUs (the “Dividend Equivalent PSUs”) equal to (i) the quotient obtained by dividing the amount of such dividend by the Fair Market Value (as defined in the Plan) of a share of Common Stock on such date, multiplied by (ii) the sum of the Target Award and the number of credited Divided Equivalent PSUs existing immediately prior to the dividend payment.

(d)Settlement. Subject to the other terms and conditions contained in this Agreement, the Company shall settle the Award by causing one share of Common Stock for each PSU in the Total Award that is outstanding (and not previously forfeited) as of the Payout Date to be registered in the name of the Participant and held in book-entry form on the Payout Date, or in the Company’s sole discretion, shall settle the Award by the payment to the Participant in cash (without interest) of an amount equal to the Fair Market Value of the PSUs in the Total Award that is outstanding (and not previously forfeited) as of the Payout Date, in each case subject to applicable withholding. If the Participant is a resident of or employed in a country other than the United States or the United Kingdom at the time of settlement, subject to the other terms and conditions contained in this Agreement, the Company shall settle the Award by the payment to the Participant in cash (without interest) of an amount equal to the Fair Market Value of the PSUs (the U.S. dollar value of the Participant’s PSUs will be converted into the Participant’s local currency using the exchange rate determined by the Company) in the Total Award that is outstanding (and not previously forfeited) as of the Payout Date, subject to applicable withholding.
2.Forfeiture of PSUs.
(a)Termination of Employment Generally. Except as otherwise determined by the Committee in its sole discretion or as explicitly set forth herein, all PSUs and Dividend Equivalent PSUs shall be forfeited without consideration to the Participant effective upon the date of the Participant’s termination of employment with the Company and its Affiliates (as defined in the Plan) for any reason at any time prior to the expiration of the Performance Period (and the Participant shall forfeit any rights to receive shares of Common Stock or cash in respect of the Award).
Unless the Company provides otherwise in writing to the Participant, the Participant’s employment will be considered terminated as of the date the Participant ceases to actively provide services to the Company and its Affiliates (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed). Any right to vest in the Award will terminate as of the date described in the previous sentence and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under applicable law).
(b)Termination of Employment after First Anniversary of the Grant Date Due to Retirement. In the event that, after the first anniversary of the Grant Date, the Participant’s employment with the Company and its Affiliates is terminated due to “retirement” (defined for purposes of this Agreement as a termination of employment (except for a termination of employment for cause) on or after attaining (i) age 65 or (ii) age 55 with 10 credited years of service with the Company and its Affiliates), the Participant shall be entitled to receive a prorated portion of the Award determined in accordance with Section 3. For the avoidance of doubt, if the Participant’s employment is terminated prior to the first anniversary of the Grant Date and prior to completion of the Performance Period for any reason other than death or Disability, the Award and any rights to receive shares of Common Stock, cash and Dividend Equivalent PSUs with respect thereto, will be forfeited without consideration.
(c)Termination of Employment Due to Death or Disability. In the event that, after the Grant Date and prior to completion of the Performance Period, the Participant’s employment with the Company and its Affiliates is terminated due to death or Disability (as defined in the Plan), the Participant shall be entitled to receive the Target Award plus any Dividend Equivalent PSUs determined in accordance with Section 3.

3.Performance Determinations.

(a)Following completion of the Performance Period (or, if the Participant’s employment has terminated any time after the Grant Date due to death or Disability, as soon as administratively feasible (in the Committee’s sole discretion) following such termination), the Company will determine the Total Award, calculated as follows:
(i)Except as provided in paragraph (ii) or (iii) below, the number (rounded down to the nearest whole PSU) equal to the product of (A) the Target Award plus any Dividend Equivalent PSUs and (B) the Final Payout Percentage;
(ii)if the Participant’s employment has terminated in the manner described in Section 2(b), the Total Award shall be calculated as the number (rounded down to the nearest whole PSU) equal to the product of (A) the Target Award plus any Dividend Equivalent PSUs, (B) the Final Payout Percentage, and (C) the Prorated Percentage; and
(iii)if the Participant’s employment has terminated in the manner described in Section 2(c), the Total Award shall be calculated as the number (rounded down to the nearest whole PSU) equal to the sum of the Target Award plus any Dividend Equivalent PSUs.
(b)In the event of a Change in Control:
(i)if the Award is not continued, substituted or assumed (in accordance with Section 12 of the Plan) in a manner such that the securities underlying the Award following the Change in Control are traded on a “liquid market” (i.e., the Nasdaq Global Market, the New York Stock Exchange or a comparable international market in which the Participant is able to readily and without administrative complexity sell shares underlying the award, as reasonably determined by the Committee) (a “Permitted Assumption”), then the Award shall become fully vested and the Payout Date shall be immediately prior to the Change in Control, with the Performance Goals deemed satisfied at the target level; or
(ii)if the Award is subject to a Permitted Assumption in connection with the Change in Control, then the Performance Goals shall be deemed satisfied at the target level, and the service requirement shall continue in accordance with, and subject to, the terms of the Award.
(c)For purposes of this Agreement:
(i)“Final Payout Percentage” is a number, expressed as a percentage, calculated by application of the Performance Formula to achievement of the Performance Goals over the Performance Period, as determined by the Committee.
(ii)“Payout Date” shall be:
•[DATE] or as soon as administratively feasible (but not later than 60 days) thereafter if the Participant remains employed with the Company or its Affiliates until the end of the Performance Period, or if the Participant’s employment with the Company and its Affiliates terminates due to retirement after the completion of the first anniversary of the Grant Date;
•as soon as administratively feasible (but not later than 60 days) after termination of employment if the Participant’s employment with the Company and its Affiliates terminates due to death or Disability at any time; and
•immediately prior to a Change in Control, if the Payout Date is accelerated pursuant to Section 3(b)(i) above.

a.“Prorated Percentage” is a number, expressed as a percentage, equal to the quotient of (i) the number of completed months from the later of July 1, [YEAR] and the Participant’s first day of employment with the Company, until the date of the Participant’s termination of employment, divided by (ii) [FULL NUMBER OF MONTHS IN THE PERFORMANCE PERIOD].
i.All determinations with respect to the Award or this Agreement by the Company or Committee, including, without limitation, determinations of performance pursuant to the Performance Goals, the Final Payout Percentage, and timing of settlements, shall be within the Company’s absolute discretion and shall be final, binding and conclusive on the Participant.
4.Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan, and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
5.Compliance with Legal Requirements. The granting and delivery of the Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required by applicable law, rules or regulations.
If the Participant is a resident of or employed in a country that is a member of the European Union, the grant of the Award and this Agreement are intended to comply with the applicable age discrimination provisions of the EU Equal Treatment Framework Directive, as may be implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company and the Participant agree that the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to render it valid and enforceable to the full extent permitted under local law.
6.Transferability. The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate.
7.No Rights as a Stockholder. The Participant shall not have any rights as a stockholder of the Company, including voting rights, with respect to any shares of Common Stock corresponding to the PSUs granted hereby unless and until shares of Common Stock are issued to the Participant in respect thereof.
8.Restrictive Covenants; Mutual Arbitration; Clawback.
ii.Restrictive Covenants; Mutual Arbitration. For Participants whose home country is the United States, the effectiveness of the Award granted hereunder is conditioned upon the Participant’s agreement to: (i) this Agreement; (ii) the Restrictive Covenant Agreement furnished herewith and which includes, among other provisions, certain non-competition, non-solicitation and non-disclosure covenants; and (iii) the Company’s Mutual Arbitration Agreement without opting out of same. If such Participant does not agree (whether electronically or otherwise) to this Agreement, the Restrictive Covenant Agreement, and the Mutual Arbitration Agreement within ninety (90) days from the date of the Award, the Award shall be terminable by the Company. For such Participants, continued effectiveness of the Award granted hereunder is further conditioned upon the continued effectiveness of the Mutual Arbitration Agreement between such Participant and the Company through the Payout Date.

iii.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, to the extent permitted under applicable law, the Award may be forfeited without consideration if the Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between the Participant and the Company or any Affiliate. If the Participant engages in any activity referred to in the preceding sentence, the Participant shall, at the sole discretion of the Committee, forfeit any gain realized in respect of the PSUs (which gain shall be deemed to be an amount equal to the Fair Market Value, on the applicable Payout Date, of the gross number of shares of Common Stock delivered to the Participant, if any, plus the gross amount of any cash paid to the Participant, upon settlement of the PSUs, if any), and repay such gain to the Company. The Award, and all incentive based compensation payable pursuant to the Award, shall be subject to (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the U.S. Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.
9.Acknowledgements and Agreements. The Participant agrees, accepts and acknowledges the following:
iv.THE AWARD AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR ANY PERIOD, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY OF ITS AFFILIATES TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.
v.The delivery of the Plan, this Agreement, the Plan’s prospectus and any reports of the Company provided generally to the Company’s shareholders, may be made by electronic delivery. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. To the extent applicable, all references to signatures in this Agreement may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and the Participant’s electronic signature shall be the same as, and shall have the same force and effect as, the Participant’s written signature. By electronically accepting this Agreement, the Participant agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
vi.The Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
vii.The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of an award, even if an award has been granted in the past. Except where provided otherwise by applicable law, nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without cause at any time for any reason whatsoever. Although over the course of employment terms and conditions of employment may change, the at-will term of employment will not change.
viii.All decisions regarding future Awards, if any, will be at the sole discretion of the Company.
ix.The Award is not intended to replace any pension rights or compensation.
x.The Award and the income and value of same, are not part of normal or expected compensation for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments. No benefit that may accrue to a Participant under this Agreement shall form part of that Participant’s pensionable remuneration for the purposes of any pension plan or similar arrangement that may be operated by the Company or its Affiliates.
xi.Neither the Company nor any Affiliate will be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the settlement of the Award.
xii.Except if the Participant resides or is employed in the United States of America, (i) the grant of the Award is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different) and (ii) the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Award is not subject to the supervision of the local securities authorities.
10.Miscellaneous.
xiii.Appendices. If applicable, the Award is subject to any special terms and conditions for the country set forth in the Appendices attached hereto. If the Participant relocates to another country, the special terms and conditions for that country (if any) will apply to the Participant to the extent the Company determines that applying such terms and conditions are necessary or advisable in order to comply with local law or facilitate the administration of the Plan.
xiv.Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
xv.Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
xvi.Data Privacy.
b.The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other grant materials by and among, as applicable, the Company or any Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

c.The Participant understands that the Company and any Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, residency, status, job title, any shares of stock or directorships held in the Company or any Affiliate, details of the Award or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (collectively “Data”), for the exclusive purpose of implementing, administering and managing the Plan.
d.The Participant understands that Data will be transferred to the Company, its Affiliates, advisors, or one or more stock plan service providers as may be selected by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that if he or she resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s engagement as an employee and career with the Company will not be adversely affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant any Award or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
xvii.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
xviii.Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
xix.Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto; provided, that neither this Agreement nor the Plan shall supersede any portion of any severance plan adopted by the

Committee or the Board from time to time in which the Participant is eligible for severance benefits that provides for vesting or continued survival of equity awards upon a severance-eligible termination of employment that is more favorable than as set forth herein or in the Plan. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.
xx.Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
xxi.Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

By accepting this Agreement through the online acceptance tool on Fidelity Stock Plan Services’ website, the Participant agrees to all of the terms and conditions in this Agreement and the Plan.

[ACCEPTANCE DATE]